FNF Reports Third Quarter 2024 Financial Results

Jacksonville, Fla. – (November 6, 2024) - Fidelity National Financial, Inc. (NYSE:FNF) (“FNF” or the “Company”), a leading provider of title insurance and transaction services to the real estate and mortgage industries and a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through its majority-owned, publicly traded subsidiary F&G Annuities & Life, Inc. (NYSE:FG) (“F&G”), today reported financial results for the third quarter ended September 30, 2024.

Net earnings attributable to common shareholders for the third quarter were $266 million, or $0.97 per diluted share (per share), compared to $426 million, or $1.57 per share, for the third quarter of 2023. Net earnings attributable to common shareholders include mark-to-market effects and non-recurring items; all of which are excluded from adjusted net earnings attributable to common shareholders.

Adjusted net earnings attributable to common shareholders (adjusted net earnings) for the third quarter were $356 million, or $1.30 per share, compared to $333 million, or $1.23 per share, for the third quarter of 2023.
•The Title Segment contributed $244 million, in line with $245 million for the third quarter of 2023
•The F&G Segment contributed $135 million, compared to $102 million for the third quarter of 2023, including alternative investment returns below our long-term expectations of $35 million and net significant income items of $16 million. Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation
•The Corporate Segment had adjusted net earnings of $3 million before eliminating $26 million of dividend income from F&G in the consolidated financial statements, compared to $8 million for the third quarter of 2023 before eliminating $22 million of dividend income from F&G in the consolidated financial statements

Company Highlights

•Strong Title Segment revenue and margin; continue to successfully navigate current market: For the Title Segment, total revenue of $2.1 billion for the quarter, a 12% increase over $1.9 billion in the third quarter of 2023. Total revenue, excluding recognized gains and losses, of $2.0 billion for the third quarter, a 6% increase over $1.9 billion in the third quarter of 2023. Adjusted pre-tax title margin was 15.9% for the quarter, compared to 16.2% in the third quarter of 2023
•F&G Segment robust sales growth across multi-channel platform drove record assets under management: For the F&G Segment, gross sales of $3.9 billion for the third quarter increased 39% over the third quarter of 2023. F&G achieved record assets under management before flow reinsurance of $62.9 billion at the end of the third quarter, an increase of 20% over the third quarter of 2023
•Sustainable common dividend backed by strong balance sheet: FNF paid common dividends of $0.48 per share for $130 million and ended the third quarter with $822 million in cash and short-term liquid investments at the holding company

William P. Foley, II, Chairman, commented, “Our Title business continues to outperform in the current market and delivered an industry leading adjusted pre-tax title margin of 15.9% for the third quarter. We are well positioned for a rebound in transactional levels and we continue to build and expand the business for the long-term. F&G continues to benefit as consumers want to secure the relatively higher interest rates, guaranteed tax deferred growth and principal protection that annuities provide. As a result, F&G has profitably grown assets under management before flow reinsurance to a record $62.9 billion at the end of the third quarter, driven by gross sales of $3.9 billion, an increase of 39% over the third quarter of 2023 with a record level of retail sales. The F&G Segment’s earnings contribution to FNF was 39% for the first nine months of 2024, providing an important complement to our Title business. Taken together, our business is performing at a high level reflecting both our momentum and successful execution to deliver strong results.”

Summary Financial Results

(In millions, except per share data)	Three Months Ended		Year to Date
	September 30, 2024	September 30, 2023	2024	2023
Total revenue	$3,603	$2,778	$10,060	$8,320
F&G total gross sales[1]	$3,878	$2,781	$11,793	$9,070
F&G assets under management (AUM)[1]	$52,464	$47,103	$52,464	$47,103
F&G AUM before flow reinsurance[1]	$62,875	$52,577	$62,875	$52,577
Total assets	$94,672	$74,002	$94,672	$74,002
Adjusted pre-tax title margin	15.9%	16.2%	14.5%	14.3%
Net earnings attributable to common shareholders	$266	$426	$820	$586
Net earnings per share attributable to common shareholders	$0.97	$1.57	$3.00	$2.16
Adjusted net earnings[1]	$356	$333	$900	$758
Adjusted net earnings per share[1]	$1.30	$1.23	$3.30	$2.80
Weighted average common diluted shares	273	271	273	271
Total common shares outstanding	274	272	274	272

1 See definition of non-GAAP measures below

Segment Financial Results

Title Segment
This segment consists of the operations of the Company’s title insurance underwriters and related businesses, which provide core title insurance and escrow and other title-related services including loan sub-servicing, valuations, default services, and home warranty.

Mike Nolan, Chief Executive Officer, said, “We continue to successfully navigate the low transactional environment, and delivered adjusted pre-tax earnings in Title of $323 million and an industry leading adjusted pre-tax title margin of 15.9% for the third quarter. While we saw limited impact in the third quarter from lower mortgage rates, we are poised to capture the upside when mortgage rates trend lower given the scale and efficiencies of our diversified national footprint. We have continued to invest in our business despite the challenging real estate market -- actively recruiting talent to drive revenue, making strategic acquisitions and investing in technology, all while maintaining industry leading margins. We firmly believe in the long term value of the title insurance business, regardless of the cyclical nature of the real estate market.”

Third Quarter 2024 Highlights

•Total revenue of $2.1 billion, compared with $1.9 billion in the third quarter of 2023
•Total revenue, excluding recognized gains and losses, of $2.0 billion, a 6% increase over the third quarter of 2023
◦Direct title premiums of $571 million, a 9% increase over third quarter of 2023
◦Agency title premiums of $789 million, an 8% increase over third quarter of 2023
◦Commercial revenue of $290 million, a 10% increase over third quarter of 2023
•Purchase orders opened increased 1% on a daily basis over the third quarter of 2023, and purchase orders closed decreased 2% on a daily basis from the third quarter of 2023
•Refinance orders opened increased 46% on a daily basis and refinance orders closed increased 17% on a daily basis over the third quarter of 2023
•Commercial orders opened increased 3% and commercial orders closed increased 1% over the third quarter of 2023
•Total fee per file of $3,708 for the third quarter, a 2% increase over the third quarter of 2023

Third Quarter 2024 Financial Results

•Pre-tax title margin of 17.7% and industry leading adjusted pre-tax title margin of 15.9% for the third quarter of 2024, compared to 13.2% and 16.2%, respectively, for the third quarter of 2023
•Pre-tax earnings from continuing operations in Title for the third quarter of $372 million, compared with $248 million for the third quarter of 2023
•Adjusted pre-tax earnings in Title for the third quarter of $323 million compared with $311 million for the third quarter of 2023

F&G Segment
This segment consists of operations of FNF’s majority-owned subsidiary F&G, a leading provider of insurance solutions serving retail annuity and life customers and funding agreement and pension risk transfer institutional clients.

Chris Blunt, Chief Executive Officer, commented, "We have profitably grown assets under management before flow reinsurance to a record $62.9 billion at the end of the third quarter. Gross sales of $3.9 billion increased 39% over the third quarter of 2023, boosted by record retail sales of $3.5 billion, nearly double the prior year quarter. Our retail sales continue to surge driven by favorable market conditions and a strong demand for retirement savings products, and we are seeing a healthy PRT pipeline with some significant early wins in the fourth quarter. I am confident in our ability to expand our margin, even in a lower rate environment, and we will continue to benefit from our accretive flow reinsurance and owned distribution strategies, setting F&G apart. Our great results through the first nine months of the year have positioned us well for the remainder of the year and we continue to make strong progress toward our Investor Day targets.”

Third Quarter 2024

•Robust profitable gross sales: Gross sales of $3.9 billion for the third quarter, an increase of 39% over the third quarter of 2023, primarily driven by record retail sales
•Record Retail channel sales of $3.5 billion for the third quarter, an increase of 84% over the third quarter of 2023, driven by favorable market conditions and strong demand for retirement savings products
•Institutional market sales of nearly $0.4 billion of pension risk transfer for the third quarter, compared to $0.9 billion of pension risk transfer and funding agreements for third quarter of 2023; institutional sales are opportunistic and volumes vary quarter to quarter
•Net sales of $2.4 billion for the third quarter, an increase of 4% over the third quarter of 2023
•Record AUM before flow reinsurance of $62.9 billion at the end of the third quarter increased 20% over the third quarter of 2023. This included record AUM of $52.5 billion, an increase of 11% from the third quarter of 2023, driven by retained new business flows and net debt and equity proceeds over the past twelve months
•Net loss attributable to common shareholders for F&G Segment of $5 million for the third quarter due to unfavorable mark-to-market movement, compared to net earnings of $259 million for the third quarter of 2023 which included favorable mark-to-market movement
•Adjusted net earnings attributable to common shareholders for F&G Segment of $135 million for the third quarter, compared to $102 million for the third quarter of 2023
◦F&G’s adjusted net earnings reflect alternatives investment portfolio short-term mark-to-market movement that differs from long-term return expectation. The third quarter of 2024 includes short term investment income from alternative investments and $16 million of net significant income items, whereas the third quarter of 2023 included short term investment income from alternative investments and no significant income or expense items
◦As compared to the prior year quarter, adjusted net earnings reflect asset growth, margin diversification from accretive flow reinsurance fees and owned distribution margin, disciplined expense management and higher interest expense due to planned capital market activity
◦Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation

Conference Call
We will host a call with investors and analysts to discuss FNF’s third quarter 2024 results on Thursday, November 7, 2024, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this earnings release includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), adjusted net earnings attributable to common shareholders (adjusted net earnings), assets under management (AUM), average assets under management (AAUM) and sales.

Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.

The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, FNF believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, net earnings per share, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business, political crisis, war and pandemic conditions, including ongoing geopolitical conflicts; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U.S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries, including regulation of title insurance and services and privacy and data protection laws; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; and other risks detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission.
FNF-E

SOURCE: Fidelity National Financial, Inc.; F&G Annuities & Life, Inc.

CONTACT:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
Investors@fnf.com
515.330.3307

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
September 30, 2024
Direct title premiums	$571	$571	$—	$—	$—
Agency title premiums	789	789	—	—	—
Escrow, title related and other fees	1,159	581	526	52	—
Total title and escrow	2,519	1,941	526	52	—

Interest and investment income	815	92	712	37	(26)
Recognized gains and losses, net	269	63	206	—	—
Total revenue	3,603	2,096	1,444	89	(26)

Personnel costs	810	688	80	42	—
Agent commissions	612	612	—	—	—
Other operating expenses	396	328	45	23	—
Benefits & other policy reserve changes	1,095	—	1,095	—	—
Market risk benefit (gains) losses	71	—	71	—	—
Depreciation and amortization	189	35	147	7	—
Provision for title claim losses	61	61	—	—	—
Interest expense	56	—	36	20	—
Total expenses	3,290	1,724	1,474	92	—

Pre-tax earnings (loss)	$313	$372	$(30)	$(3)	$(26)

Income tax expense (benefit)	44	73	(25)	(4)	—
Earnings (loss) from equity investments	2	2	—	—	—
Non-controlling interests	5	5	—	—	—

Net earnings (loss) attributable to common shareholders	$266	$296	$(5)	$1	$(26)

EPS attributable to common shareholders - basic	$0.98

EPS attributable to common shareholders - diluted	$0.97

Weighted average shares - basic	272
Weighted average shares - diluted	273

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
September 30, 2024
Net earnings (loss) attributable to common shareholders	$266	$296	$(5)	$1	$(26)

Pre-tax earnings (loss)	$313	$372	$(30)	$(3)	$(26)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(17)	(63)	46	—	—
Market related liability adjustments	145	—	145	—	—
Purchase price amortization	39	14	22	3	—

Adjusted pre-tax earnings (loss)	$480	$323	$183	$—	$(26)

Total non-GAAP, pre-tax adjustments	$167	$(49)	$213	$3	$—
Income taxes on non-GAAP adjustments	(33)	12	(44)	(1)	—
Non-controlling interest on non-GAAP adjustments	(29)	—	(29)	—	—
Deferred tax asset valuation allowance	(15)	(15)	—	—	—
Total non-GAAP adjustments	$90	$(52)	$140	$2	$—

Adjusted net earnings (loss) attributable to common shareholders	$356	$244	$135	$3	$(26)

Adjusted EPS attributable to common shareholders - diluted	$1.30

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
September 30, 2023
Direct title premiums	$524	$524	$—	$—	$—
Agency title premiums	728	728	—	—	—
Escrow, title related and other fees	1,196	577	582	37	—
Total title and escrow	2,448	1,829	582	37	—

Interest and investment income	686	92	578	38	(22)
Recognized gains and losses, net	(356)	(46)	(309)	(1)	—
Total revenue	2,778	1,875	851	74	(22)

Personnel costs	734	654	58	22	—
Agent commissions	564	564	—	—	—
Other operating expenses	380	313	38	29	—
Benefits & other policy reserve changes	292	—	292	—	—
Market risk benefit (gains) losses	(49)	—	(49)	—	—
Depreciation and amortization	153	39	108	6	—
Provision for title claim losses	57	57	—	—	—
Interest expense	44	—	24	20	—
Total expenses	2,175	1,627	471	77	—

Pre-tax earnings (loss)	$603	$248	$380	$(3)	$(22)

Income tax expense (benefit)	141	73	74	(6)	—
Earnings from equity investments	15	15	—	—	—
Non-controlling interests	51	5	47	(1)	—

Net earnings (loss) attributable to common shareholders	$426	$185	$259	$4	$(22)

EPS attributable to common shareholders - basic	$1.58

EPS attributable to common shareholders - diluted	$1.57

Weighted average shares - basic	270
Weighted average shares - diluted	271

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
September 30, 2023
Net earnings (loss) attributable to common shareholders	$426	$185	$259	$4	$(22)

Pre-tax earnings (loss)	$603	$248	$380	$(3)	$(22)

Non-GAAP Adjustments
Recognized (gains) and losses, net	43	46	(4)	1	—
Market related liability adjustments	(237)	—	(237)	—	—
Purchase price amortization	26	17	5	4	—
Transaction costs	1	—	1	—	—

Adjusted pre-tax earnings (loss)	$436	$311	$145	$2	$(22)

Total non-GAAP, pre-tax adjustments	$(167)	$63	$(235)	$5	$—
Income taxes on non-GAAP adjustments	33	(15)	49	(1)	—
Non-controlling interest on non-GAAP adjustments	29	—	29	—	—
Deferred tax asset valuation allowance	12	12	—	—	—
Total non-GAAP adjustments	$(93)	$60	$(157)	$4	$—

Adjusted net earnings (loss) attributable to common shareholders	$333	$245	$102	$8	$(22)

Adjusted EPS attributable to common shareholders - diluted	$1.23

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Nine Months Ended
September 30, 2024
Direct title premiums	$1,575	$1,575	$—	$—	$—
Agency title premiums	2,166	2,166	—	—	—
Escrow, title related and other fees	3,555	1,636	1,772	147	—
Total title and escrow	7,296	5,377	1,772	147	—

Interest and investment income	2,308	262	2,012	114	(80)
Recognized gains and losses, net	456	51	401	4	—
Total revenue	10,060	5,690	4,185	265	(80)

Personnel costs	2,316	1,986	215	115	—
Agent commissions	1,681	1,681	—	—	—
Other operating expenses	1,152	924	149	79	—
Benefits & other policy reserve changes	2,864	—	2,864	—	—
Market risk benefit (gains) losses	80	—	80	—	—
Depreciation and amortization	545	106	417	22	—
Provision for title claim losses	168	168	—	—	—
Interest expense	152	—	94	58	—
Total expenses	8,958	4,865	3,819	274	—

Pre-tax earnings (loss) from continuing operations	$1,102	$825	$366	$(9)	$(80)

Income tax expense (benefit)	223	190	51	(18)	—
Earnings (loss) from equity investments	4	4	—	—	—
Non-controlling interests	63	12	51	—	—

Net earnings (loss) attributable to common shareholders	$820	$627	$264	$9	$(80)

EPS attributable to common shareholders - basic	$3.03

EPS attributable to common shareholders - diluted	$3.00

Weighted average shares - basic	271
Weighted average shares - diluted	273

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Nine Months Ended
September 30, 2024
Net earnings (loss) attributable to common shareholders	$820	$627	$264	$9	$(80)

Pre-tax earnings (loss)	$1,102	$825	$366	$(9)	$(80)

Non-GAAP Adjustments
Recognized (gains) and losses, net	5	(51)	60	(4)	—
Market related liability adjustments	19	—	19	—	—
Purchase price amortization	115	44	63	8	—
Transaction costs	(2)	—	(3)	1	—

Adjusted pre-tax earnings (loss)	$1,239	$818	$505	$(4)	$(80)

Total non-GAAP, pre-tax adjustments	$137	$(7)	$139	$5	$—
Income taxes on non-GAAP adjustments	(26)	2	(27)	(1)	—
Deferred tax asset valuation allowance	(7)	(7)	—	—	—
Non-controlling interest on non-GAAP adjustments	(24)	—	(24)	—	—
Total non-GAAP adjustments	$80	$(12)	$88	$4	$—

Adjusted net earnings (loss) attributable to common shareholders	$900	$615	$352	$13	$(80)

Adjusted EPS attributable to common shareholders - diluted	$3.30

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

			F&G
Nine Months Ended	Consolidated	Title		Corporate and Other	Elimination
September 30, 2023
Direct title premiums	$1,493	$1,493	$—	$—	$—
Agency title premiums	1,991	1,991	—	—	—
Escrow, title related and other fees	3,288	1,629	1,523	136	—
Total title and escrow	6,772	5,113	1,523	136	—

Interest and investment income	1,915	252	1,622	84	(43)
Recognized gains and losses, net	(367)	(74)	(257)	(36)	—
Total revenue	8,320	5,291	2,888	184	(43)

Personnel costs	2,166	1,908	167	91	—
Agent commissions	1,534	1,534	—	—	—
Other operating expenses	1,134	939	107	88	—
Benefits & other policy reserve changes	1,921	—	1,921	—	—
Market risk benefit (gains) losses	(20)	—	(20)	—	—
Depreciation and amortization	438	115	302	21	—
Provision for title claim losses	157	157	—	—	—
Interest expense	129	—	71	58	—
Total expenses	7,459	4,653	2,548	258	—

Pre-tax earnings (loss)	$861	$638	$340	$(74)	$(43)

Income tax expense (benefit)	245	165	99	(19)	—
Earnings from equity investments	16	16	—	—	—
Non-controlling interests	46	11	36	(1)	—

Net earnings (loss) attributable to common shareholders	$586	$478	$205	$(54)	$(43)

EPS attributable to common shareholders - basic	$2.17
EPS attributable to common shareholders - diluted	$2.16

Weighted average shares - basic	270
Weighted average shares - diluted	271

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Nine Months Ended
September 30, 2023
Net earnings (loss) attributable to common shareholders	$586	$478	$205	$(54)	$(43)

Pre-tax earnings (loss)	$861	$638	$340	$(74)	$(43)

Non-GAAP Adjustments
Recognized (gains) and losses, net	210	74	100	36	—
Market related liability adjustments	(95)	—	(95)	—	—
Purchase price amortization	81	54	16	11	—
Transaction costs	8	—	3	5	—

Adjusted pre-tax earnings (loss)	$1,065	$766	$364	$(22)	$(43)

Total non-GAAP, pre-tax adjustments	$204	$128	$24	$52	$—
Income taxes on non-GAAP adjustments	(48)	(31)	(5)	(12)	—
Deferred tax asset valuation allowance	19	11	—	8	—
Non-controlling interest on non-GAAP adjustments	(3)	—	(3)	—	—
Total non-GAAP adjustments	$172	$108	$16	$48	$—

Adjusted net earnings (loss) attributable to common shareholders	$758	$586	$221	$(6)	$(43)

Adjusted EPS attributable to common shareholders - diluted	$2.80

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	September 30, 2024	December 31, 2023
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$67,957	$58,816
Goodwill	5,272	4,830
Title plant	422	418
Total assets	94,672	80,614
Notes payable	4,186	3,887
Reserve for title claim losses	1,720	1,770
Secured trust deposits	766	731
Accumulated other comprehensive (loss) earnings	(1,423)	(2,119)
Non-controlling interests	820	552
Total equity and non-controlling interests	8,902	7,460
Total equity attributable to common shareholders	8,082	6,908

Non-GAAP Measures and Other Information

Title Segment

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Pre-tax earnings	$372	$248	$825	$638
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	(63)	46	(51)	74
Purchase price amortization	14	17	44	54
Total non-GAAP adjustments	(49)	63	(7)	128
Adjusted pre-tax earnings	$323	$311	$818	$766
Adjusted pre-tax margin	15.9%	16.2%	14.5%	14.3%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Quarterly Opened Orders ('000's except % data)
Total opened orders*	352	344	315	257	318	347	308	266
Total opened orders per day*	5.5	5.5	5.1	4.1	5.0	5.4	5.0	4.3
Purchase % of opened orders	73%	80%	79%	78%	80%	79%	78%	76%
Refinance % of opened orders	27%	20%	21%	22%	20%	21%	22%	24%
Total closed orders*	232	229	186	192	224	233	188	216
Total closed orders per day*	3.6	3.6	3.0	3.1	3.6	3.6	3.0	3.5
Purchase % of closed orders	77%	81%	79%	80%	80%	81%	78%	76%
Refinance % of closed orders	23%	19%	21%	20%	20%	19%	22%	24%

Commercial (millions, except orders in '000's)
Total commercial revenue	$290	$273	$238	$294	$263	$263	$241	$344
Total commercial opened orders	50.8	50.7	48.7	43.7	49.1	50.2	48.5	44.9
Total commercial closed orders	25.9	25.7	24.3	26.3	25.6	27.7	24.7	30.5

National commercial revenue	$151	$145	$123	$164	$131	$132	$123	$177
National commercial opened orders	21.9	21.4	19.4	18.2	19.2	19.5	18.8	17.8
National commercial closed orders	10.4	9.8	9.2	10.1	9.4	10.1	8.7	11.9

Total Fee Per File
Fee per file	$3,708	$3,759	$3,555	$3,806	$3,618	$3,598	$3,446	$3,649
Residential fee per file	$2,881	$2,995	$2,746	$2,889	$2,861	$2,897	$2,601	$2,542
Total commercial fee per file	$11,200	$10,600	$9,800	$11,200	$10,300	$9,500	$9,800	$11,300
National commercial fee per file	$14,500	$14,800	$13,400	$16,300	$14,000	$13,000	$14,100	$14,900

Total Staffing
Total field operations employees	10,400	10,300	10,000	9,900	10,400	10,600	10,400	10,700

Actual title claims paid ($ millions)	$64	$70	$70	$64	$69	$67	$62	$79

Title Segment (continued)

FIDELITY NATIONAL FINANCIAL, INC.
MONTHLY TITLE ORDER STATISTICS

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
July 2024	115,000	78%	79,000	80%
August 2024	117,000	73%	79,000	78%
September 2024	120,000	68%	74,000	74%

Third Quarter 2024	352,000	73%	232,000	77%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
July 2023	107,000	80%	74,000	81%
August 2023	114,000	79%	80,000	80%
September 2023	97,000	79%	70,000	80%

Third Quarter 2023	318,000	80%	224,000	80%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G Segment

The table below reconciles net earnings (loss) attributable to common shareholders to adjusted net earnings attributable to common shareholders. The F&G Segment is reported net of noncontrolling minority interest.

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net earnings attributable to common shareholders	$(5)	$259	$264	$205
Non-GAAP adjustments(1):
Recognized (gains) losses, net	46	(4)	60	100
Market related liability adjustments	145	(237)	19	(95)
Purchase price amortization	22	5	63	16
Transaction costs	—	1	(3)	3
Income taxes on non-GAAP adjustments	(44)	49	(27)	(5)
Non-controlling interest on non-GAAP adjustments	(29)	29	(24)	(3)
Adjusted net earnings (loss) attributable to common shareholders(1)	$135	$102	$352	$221

•Adjusted net earnings of $135 million for the third quarter of 2024 include $111 million, or $0.40 per share, of investment income from alternative investments, $18 million, or $0.07 per share, of CLO redemption gains and bond prepay income, and $12 million, or $0.04 per share, of tax valuation allowance benefit; partially offset by $14 million, or $0.05 per share, of net expense from actuarial assumption updates. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $146 million, or $0.53 per share.

•Adjusted net earnings of $102 million for the third quarter of 2023 included $97 million, or $0.36 per share, of investment income from alternative investments. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $121 million, or $0.45 per share.

•Adjusted net earnings of $352 million for the nine months ended September 30, 2024 include $317 million, or $1.16 per share, of investment income from alternative investments, $26 million or $0.10 per share of CLO redemption gains and bond prepay income, and $12 million, or $0.04 per share of tax valuation allowance benefit; partially offset by $27 million, or $0.10 per share, of net expense from actuarial assumption and model updates. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $413 million, or $1.51 per share.

•Adjusted net earnings of $221 million for the nine months ended September 30, 2023 included $249 million, or $0.92 per share, of investment income from alternative investments and $4 million, or $0.01 per share, of bond prepay income, partially offset by $31 million, or $0.11 per share, tax valuation allowance expense. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $348 million, or $1.28 per share.

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

The table below provides a summary of sales highlights.

	Three Months Ended		Nine Months Ended
(In millions)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Total annuity sales	$3,502	$1,858	$9,389	$6,870
Indexed universal life sales	39	38	125	117
Funding agreements (FABN/FHLB)	—	415	1,020	871
Pension risk transfer	337	470	1,259	1,212
Gross sales(1)	$3,878	$2,781	$11,793	$9,070
Sales attributable to flow reinsurance to third parties	(1,492)	(513)	(3,660)	(2,381)
Net Sales(1)	$2,386	$2,268	$8,133	$6,689

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

DEFINITIONS
The following represents the definitions of non-GAAP measures used by the Company.

Adjusted Net Earnings attributable to common shareholders

Adjusted net earnings attributable to common shareholders is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings attributable to common shareholders is calculated by adjusting net earnings (loss) attributable to common shareholders to eliminate:
i.Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effects of changes in fair value of the reinsurance related embedded derivative and other derivatives, including interest rate swaps and forwards;
ii.Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit;
iii.Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset and the change in fair value of liabilities recognized as a result of acquisition activities);
iv.Transaction costs: the impacts related to acquisition, integration and merger related items;
v.Certain income tax adjustments: the impacts related to unusual tax items that do not reflect our core operating performance such as the establishment or reversal of significant deferred tax asset valuation allowances in our Title and Corporate and Other segments;
vi.Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years;
vii.Non-controlling interest on non-GAAP adjustments: the portion of the non-GAAP adjustments attributable to the equity interest of entities that FNF does not wholly own; and
viii.Income taxes: the income tax impact related to the above-mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction

While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Assets Under Management (AUM)
AUM is comprised of the following components and is reported net of reinsurance assets ceded in accordance with GAAP:

i. total invested assets at amortized cost, excluding investments in unconsolidated affiliates, owned distribution and derivatives;
ii.investments in unconsolidated affiliates at carrying value;
iii.related party loans and investments;
iv.accrued investment income;
v.the net payable/receivable for the purchase/sale of investments; and
vi.cash and cash equivalents excluding derivative collateral at the end of the period.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio that is retained.

AUM before Flow Reinsurance

AUM before Flow Reinsurance is comprised of components consistent with AUM, but also includes flow reinsured assets.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio including reinsured assets.

Average Assets Under Management (AAUM)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on retained assets.

Sales

Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e., contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.